Exhibit 99.1

Medical Staffing Network Holdings to Discuss Second Quarter 2007 Earnings
                          on August 9, 2007

    BOCA RATON, Fla.--(BUSINESS WIRE)--July 25, 2007--Medical Staffing Network Holdings, Inc. (NYSE: MRN), the third largest healthcare staffing company and the largest provider of per diem nurse staffing services in the nation as measured by revenues, today announced that it will report its earnings for the second quarter and six months ended July 1, 2007, after the market closes on Wednesday, August 8, 2007. The Company's management will host a conference call and webcast to discuss the earnings release at 11:00 a.m. Eastern time, on Thursday, August 9, 2007.

    To listen to the call, participants should dial 1-888-343-2168 approximately ten minutes prior to the start time of the call. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21343155. A replay will be available from 1:00 p.m. Eastern time on Thursday, August 9, 2007, through 6:00 p.m. on Friday, August 10, 2007. The conference call will also be available through the Company's website at http://www.msnhealth.com or at www.earnings.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

    Company Summary

    Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States as measured by revenues. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, such as radiology and diagnostic imaging specialists, clinical laboratory specialists, rehabilitation specialists, pharmacists and respiratory therapists and other similar healthcare vocations.

    CONTACT: Medical Staffing Network Holdings, Inc.
             Jeff Yesner, Vice President, Finance, 561-322-1303